                                  EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                                                          Jurisdiction
                     Subsidiary                          of Organization     Ownership
Beijing SINA Information Technology Co., Ltd.         People's Republic of     99.35%
                                                              China
Rich Sight Investment Limited                               Hong Kong           100%
SINA.com Online                                     United States of America    100%
Beijing SINA Internet Technology Service Co., Ltd.    People's Republic of      100%
                                                              China
Shanghai SINA Online Information Technology Co.,      People's Republic of      100%
Ltd.                                                          China
SINA.com (Hong Kong) Limited                                Hong Kong           100%
SINA.com (B.V.I.) Ltd.                               British Virgin Islands     100%



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